Exhibit 21.1

Principal Subsidiaries, VIEs and Subsidiaries of VIEs of the Registrant

Subsidiaries	Place of Incorporation
58 Daojia Home Service Inc.	Cayman Islands
58 Daojia Life Service Inc.	Cayman Islands
58 Daojia Home Holdings Limited	Hong Kong
58 Daojia Platform Holdings Limited	Hong Kong
Changsha Daojia Youxiang Network Technology Co., Ltd.	PRC
Shanghai Daojia Youxiang Home Service Co., Ltd.	PRC
Tianjin Wuba Daojia Information Technology Co., Ltd.	PRC
Beijing Wuba Youxiang Enterprise Management Consultancy Co., Ltd.	PRC
Shaoyang Wuba Daojia Vocational Training School Co., Ltd.	PRC

Variable Interest Entities	Place of Incorporation
Changsha Daojia Youxiang Resident Service Co., Ltd.	PRC
Wuba Daojia Co., Ltd.	PRC
Tianjin Haodaojia Information Technology Co., Ltd.	PRC

Subsidiaries of Variable Interest Entities	Place of Incorporation
Changsha Daojia Youxiang Home Service Co., Ltd.	PRC
Swan Daojia Education Technology Co., Ltd.	PRC
Swan Daojia Digital Technology Co., Ltd.	PRC
Changsha Swan Daojia Home Service Co., Ltd.	PRC
Hainan Wuba Daojia Home Service Co., Ltd.	PRC
Tianjin Haodaojia Life Service Co., Ltd.	PRC
Xiangtan Swan Daojia Vocational School Co., Ltd.	PRC
58 Daojia Insurance Broker Co., Ltd.	PRC